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NEWS RELEASE

FOR IMMEDIATE RELEASE
November 10, 2000

Media Contact:                      Investor Relations Contact:
Arthur Parks                        Nancy McCullough
(816) 300-3541                      (816) 300-3797


                     BIRCH TELECOM REPORTS OPERATING RESULTS
                              FOR 3RD QUARTER 2000

KANSAS CITY, MO - Birch Telecom, Inc. today reported unaudited results for the quarter ended September 30, 2000, including a 90% increase in quarterly revenue over the past 12 months, an improvement in gross margin from 22% in the third quarter 1999 to 33% in the third quarter 2000, and measures to accelerate earnings improvements in a difficult financial market.

Revenue for the third quarter increased to $32.4 million from $27.7 million for the second quarter 2000, and from $17.0 million for the third quarter 1999. For the third quarter, EBITDA was a $30.8 million loss, up from a $22.9 million loss for the second quarter of this year and up from a third quarter 1999 loss of $10.9 million.

During the third quarter, Birch surpassed the 200,000-line milestone, more than doubling its number of access lines in less than one year. Access lines increased 140% to 214,218 at September 30, 2000 from 89,108 at September 30, 1999 and an 18% increase from 181,991 lines at June 30, 2000.

Despite a tightening capital market, the company was recently able to expand its senior credit facility by $70 million to a total commitment of $195 million.

"Obviously, we're pleased that during a difficult financial market, we were able to raise money to underwrite Birch's continued rapid growth," said David E. Scott, Birch president and chief executive officer. "This was possible because of our consistent performance, strong gains in market share, and dramatic improvements in gross margins. However, we have responded to the market conditions by modifying our plan to contain our costs of doing business and therefore expedite earnings improvement."

In a major move to contain costs and improve earnings performance, Birch will reduce its workforce by approximately 7%. "The layoff of 138 employees was a difficult and painful decision, especially because they have made valued contributions to our development." Scott said. "After implementing other cost-saving initiatives, regrettably this staff reduction was required to align our costs with the company's earnings objectives." Scott said the layoffs, primarily affecting employees in Kansas City, Missouri and Emporia, Kansas, will include severance packages containing outplacement assistance, extension of some benefits and a broadened rehire policy. Impacted employees were notified by the company's management this afternoon. After this reduction in jobs, Birch will employ a total of 1,736, up from 935 at the beginning of the year.




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                                                 BIRCH THIRD QUARTER RESULTS - 2


ABOUT BIRCH
Birch Telecom Inc. offers state-of-the-art telecommunications services for small and mid-sized businesses that are currently located throughout Kansas, Missouri, Oklahoma and Texas. These simplified packages for voice and high-speed data services, including local and long distance telephone service, Internet access, web hosting, integrated voice and data transmission over broadband lines and the sale and service of customer premise equipment. Conveniently billed on a single invoice, these services are offered through a combination of leased and owned network facilities. Birch currently deploys collocations and transmission equipment to deliver DSL service supporting dedicated high-speed Internet access and eventually voice services. The company's web site is available at WWW.BIRCH.COM.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this release constitute forward-looking statements. These statements discuss, among other things, expected growth and expenditures, expansion strategy, debt refinancing and equity offerings. The forward-looking statements are subject to risks, uncertainties and assumptions, and actual results may differ materially from anticipated results described in these forward-looking statements. The factors that could cause actual results to differ materially include, but are not limited to, revision of expansion plans, availability of financing, changes in laws and regulations, the number of potential customers in a target market, the existence of strategic alliances or relationships, technological or other developments in our business, changes in the competitive climate in which we operate, overall economic trends including interest rate and foreign currency trends, stock market activity, litigation, the emergence of future opportunities and other factors more fully described under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the SEC on March 30, 2000. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should review and consider the various disclosures made by the Company in its public reports.

CONFERENCE CALL INFORMATION

Birch will host a conference call to discuss these results at 1:00 p.m. ET on Monday, November 13, 2000. A live audio webcast in association with the conference call may be viewed via the Internet. In addition, replay of the webcast will be available through November 16, 2000. No password is necessary to access the webcast. Simply click on the webcast button on the Investor Relations' section of the company's web site at HTTP://WWW.BIRCH.COM.


         SEE PAGE THREE FOR SELECTED OPERATIONAL RESULTS AND STATISTICS






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SELECTED OPERATIONAL RESULTS AND STATISTICS



               (In thousands, except per share and operating data)
                                   (Unaudited)

                                                                 Three Months Ended             Nine Months Ended
                                                                    September 30,                 September 30,
                                                             -----------------------------------------------------------
                                                                     2000         1999             2000            1999
                                                             -----------------------------------------------------------

             STATEMENT OF OPERATIONS DATA:
             Revenue:
               Communication services                             $30,110       $ 14,564         $ 76,880       $ 35,461
               Equipment sales                                      2,261          2,458            6,989          6,172
                                                             -----------------------------------------------------------
             Total revenue                                         32,371         17,022           83,869         41,633
             Cost of services:
               Cost of communication services                      20,097         11,905           54,746         28,077
               Cost of equipment sales                              1,470          1,364            4,543          3,518
                                                             -----------------------------------------------------------
             Total cost of services                                21,567         13,269           59,289         31,595
                                                             ------------- -------------- ---------------- --------------
             Gross margin                                          10,804          3,753           24,580         10,038
             Selling, general and administrative expenses          41,576         14,649           92,941         34,013

             Depreciation and amortization expense                  6,703          2,814           16,586          6,388
                                                             -----------------------------------------------------------
             Loss from operations                                (37,475)       (13,710)         (84,947)       (30,363)
             Interest expense                                     (5,463)        (3,705)         (15,439)       (11,189)
             Interest income                                         405            725            1,682          2,287
                                                             -----------------------------------------------------------
             Net loss                                            (42,533)       (16,690)         (98,704)       (39,265)
             Preferred stock dividends                            (4,125)          (491)         (10,000)        (1,477)
             Amortization of preferred stock issuance costs         (269)           (61)            (712)           (77)
                                                             -----------------------------------------------------------
             Loss applicable to common stock                    $(46,927)     $ (17,242)       $(109,416)      $(40,819)
                                                             ============================================================
             Loss per share - basic and diluted                 $(5.49)         $ (1.91)       $  (13.17)      $  (4.51)
             Weighted average number of common shares
              outstanding                                        8,548            9,012            8,307          9,058

             OPERATING DATA:
              Local customers at end of period                     59,899         39,518
              Access lines at end of period                       214,218         89,108
              Average lines per business customer                     4.8            5.6
              Average lines per residential customer                  1.2            1.4
              Employees at end of period                            1,891            817

                                                                                           September 30,   December 31,
                                                                                               2000            1999
                                                                                          ------------------------------
             BALANCE SHEET AND OTHER DATA:
              Cash and cash equivalents                                                          $ 17,174       $  5,673
              Pledged securities                                                                   15,809         23,410
              Property and equipment                                                              139,322         70,192
              Total assets                                                                        222,896        146,971
              Long-term debt and capital lease                                                    232,116        125,785
                obligations
              Redeemable preferred stock                                                          123,550         63,550
              Total stockholders' deficit                                                        (173,635)        (67,757)
              Purchases of property and equipment                                                  69,711         43,459
